                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


           SUBSIDIARY                                    JURISDICTION OF INCORPORATION
           ----------                                    -----------------------------
Aspect Medical Systems International B.V.                        The Netherlands
Aspect Medical Systems UK Limited                                United Kingdom